*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on March 15, 2011

THE PANTRY, INC.	Meeting Information
Meeting Type: Annual
For holders as of: January 19, 2011
Date: March 15, 2011 Time: 10:00 a.m., ET
	Location:	The Residence Inn by Marriott 2900 Regency Parkway Cary, North Carolina 27518

You are receiving this communication because you hold shares in the above named company.
This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  Your may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 1, 2011 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items
The Board of Directors recommends that you vote FOR the following:

1.	ELECTION OF DIRECTORS
	Nominees:
01)	Terrance M. Marks	06)	Terry L. McElroy
02)	Robert F. Bernstock	07)	Mark D. Miles
03)	Paul L. Brunswick	08)	Bryan E. Monkhouse
04)	Wilfred A. Finnegan	09)	Thomas M. Murnane
05)	Edwin J. Holman	10)	Maria C. Richter

The Board of Directors recommends that you vote FOR the following proposal:
2.	Advisory (nonbinding) vote on executive compensation.

The Board of Directors recommends that you vote 1 year on the following proposal:
3.	Advisory (nonbinding) vote on the frequency of future stockholder votes on executive compensation.

The Board of Directors recommends that you vote FOR the following proposal:
4.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 29, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions